
PART I.		FINANCIAL INFORMATION
ITEM 1.		FINANCIAL STATEMENTS
									LONE STAR INDUSTRIES, INC.
									CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
									(In Thousands)

							                	Successor Company		       				Predecessor Company

    				        		 	For the Three		For the Six	 | For the Three	For the Three		For the Nine	s Ended				Months Ended
                    Months Ended   Months Ended | Months Ended  Months Ended   Months Ended
      							       September 30,  September 30,| March 31,     September 30,  September 30,
                   						1994        		1994	   	|  	1994	         	1993	          	1993

Consolidated Income                             |
Revenues:										                            	|
	Net sales						       $95,969      $182,964    |  $33,709        $72,778     $175,835
	Joint venture income		  1,660		       2,929  		|     	381 		       4,963       17,573
	Other income, net   						814 		      1,948  		|	   2,691          3,033        8,100
							                 98,443       187,841    |  36,781         80,774      201,508
Deductions from revenues:								            			|
	Cost of sales						    62,430       123,833  		|	  29,694         57,137       142,465
 Selling, general and administrative  										|
	   expenses			       			7,367        15,165  		|	   9,836          9,960      30,240
	Depreciation and                               |
    depletion						      5,464        11,443    |    6,688          6,602      19,763
	Recovery of litigation                         |
    settlement		         		-          		-	     	|	  (6,500)           -	      	-
	Interest expense                               |
   (contractual interest                        |
    for the	1994 three                          |
    months and 1993 three                       |
    and nine	months of                          |
    $7,631, $7,875 and                          |
    $23,630)             2,313        4,532     |     	233         		450 		   1,352
							                 77,574      154,973     |  	39,951        74,149     193,820
                                     											|
Income (loss) before reorganization             |
  items and                                     |
  income taxes							   20,869       32,868     | (3,170)         6,625    7,688
Reorganization items:					                						|
	Adjustments to fair value	-         		-	      	|	(133,917)          -	      	-
	Loss on sale of assets				-         		-	       |   	-		           7,554   (37,335)
	Other items	         					-	         	-	      	|	 (13,396)       (2,544)  (7,741)
					                    		-         		-      		|	(147,313)        5,010   (45,076)
Income (loss) before income                     |
  taxes and cumulative	effect                   |
  of change in accounting                       |
  principle	effect of change                    |
  in accounting                                 |
  principles			     			 20,869       32,868     | (150,483)       11,635   (37,388)
	(Provision) credit                             |
   for income taxes	    (7,428)     (11,513)    |    	(155)       		(155)  		7,006
							                                     				|
Income (loss) before                            |
  cumulative effect of                          |
  change in		                          									|
  accounting principles and                     |
  extraordinary item     13,441      21,355     | (150,638)       11,480   (30,382)
Cumulative effect of change                     |
  in accounting principles:			          								|
	Postretirement benefits                        |
  other than pensions						-	         	-	      	|    	-           	 	-      		(782)
Extraordinary item: gain                        |
  on discharge of                    											|
  prepetition liabilities		-         		-	      	|	127,520            -	        	-
									                                     		|
Income (loss) before                            |
  preferred dividends			13,441      21,355      | (23,118)       11,480     (31,164)
Provision for preferred                         |
  dividends			        				-	          	-	      	| 	(1,278)       (1,278)    (3,834)
							                                     				|
Net income (loss)                               |
  applicable to                                 |
  common stock							 $ 13,441    $ 21,355      |($24,396)     $10,202    ($34,998)
									                                     		|
							                                     				|
Weighted average                                |
  common shares                                 |
  outstanding							    12,000      12,000     	|   	n/m	(a)	    16,644 (a)	  16,644  	   (a)
                                     											|
						                                     					|
Primary income (loss) per common share:				     |
Income (loss) before cumulative                 |
  effect of change in                           |
  accounting principles		$0.99     	$1.62     		|  	n/m	(a)	      $0.61	(a)	  ($2.05)	(a)
Cumulative effect of                            |
  change in accounting                          |
		principles          					-	        	-	       	| 	n/m	(a)        	-       		($0.05)	(a)
Extraordinary gain on                           |
  discharge of prepetition                      |
	 liabilities        						-	        	-	       	| 	n/m	(a)        	-         		-
Net income (loss) per                           |
  common share	    						$0.99    		$1.62 	    	| 	n/m	(a)      	$0.61 	(a)    	($2.10)	(a)
	                                     										|
					                                     						|
Fully diluted income (loss)                     |
  per common share:						$0.99    		$1.61 	    	| 	n/m	(a)      	$0.61 	(a)   	($2.10)	(a)




(a) Earnings per share for the three months ended March 31, 1994 are not meaningful and prior period per share amounts are not comparable to the Successor Company per share amounts due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock.

The accompanying Notes to Unaudited Consolidated Financial Statements are an integral part of the Financial Statements.

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


LONE STAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (Unaudited)
(In Thousands)





							                             	Successor Company		    					Predecessor Company

						                           	For the Three		For the Six			|	For the Three		For the Three		For the Nine
					                           		Months Ended		Months Ended	 	|	Months Ended		 Months Ended		Months Ended
                  							         September 30, September 30, 	|	March 31,      September 30,	September 30,
                                							1994       		1994 	    	| 		1994         		1993	      	1993

                                                      				  			|
Retained earnings, beginning of period   $ 7,914     $   -		  	|	($187,896)    ($194,500)  ($151,856)
							                                                        |
Net income (loss)	                    				13,441    	21,355    |   (23,118)      11,480   (31,164)
									                                                    		|
Retained earnings (accumulated deficit)			21,355     21,355    |  (211,014)    (183,020)  (183,020)
								                                                  	  		|
Elimination of accumulated deficit					     	-        		-	    	|		 211,014        -	    	-
                                                               |
Retained earnings, end of period         $21,355    $21,355   	|  $   -  	  	  ($183,020)  ($183,020)


























The accompanying Notes to Unaudited Consolidated Financial Statements are an
integral part of the Financial	Statements.


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


LONE STAR INDUSTRIES, INC
CONSOLIDATED BALANCE SHEETS
(In Thousnads)
                                                            			  		Predecessor
              		                     		Successor Company	     		|   	Company
						                                                  					  	|
				                   		          		September 30,   March 31,  |   December 31,
				                           	      			1994       		1994    		|     1993
			                              					(Unaudited)	           	  |

									                                                  	  		|
Assets:									                                             			|
Current assets:							  		                                   			|
   Cash including cash                                          |
     equivalents of $42,228,                                    |
     $3,498 and $243,220                 $44,899     $12,147    |	  $244,397
   Accounts and notes receivable, net     42,612      29,711  		|	    49,022
   Inventories:							                                     					|
      Finished goods								              16,454      23,743    |     20,277
      Work in process and raw materials    2,811       2,126    |	     1,987
      Supplies and fuel								           18,067      18,925    |     16,162
								                                  37,332      44,794	  	|	    38,426
						                                                    						|
  Current assets of assets held for sale				-         		-	     	|	    20,634
  Other current assets	           							  3,799      15,127   	|	     2,733
      Total current assets								       128,642     101,779    |	   355,212
										                                                    		|
											                                                    	|
  Net assets of liquidating                                     |
    subsidiary (See Note 5)	      							 83,000     112,000    |	      -
  Assets held for sale					              			-         		-	     	|	    65,663
  Notes receivable					                  			-	          	105  		|	     5,058
  Joint ventures	                 							 19,179   		 17,500    |	    88,574
									                                                    			|
  Property, plant and equipment          321,050     332,263    |	   682,830
  Less accumulated depreciation                                 |
    and depletion						                   10,887      		-	     	|	   284,745
				                                				 310,163     332,263    |	   398,085
					                                                    							|
  Reorganization value in excess                                |
    of amounts allocable to									                         			|
    identifiable assets			  					          2,805      14,372    |      	-
  Cost in excess of net assets                                  |
   of businesses acquired, net               -		         -		    |	    9,273
  Other assets and deferred charges								1,724       1,392    |	    3,020
      Total assets					             		$  545,513   $ 579,411   	|	$ 924,885
									                                                    			|
Liabilities and Shareholders' Equity:			               									|
  Current liabilities:									                              			|
   Accounts payable								           $   13,980   $  15,927  		| $  16,079
   Accrued liabilities								            51,267      68,718  		|	   60,353
   Other current liabilities 								      3,712       2,994  		|	    3,227
      Total current liabilities				  				 68,959      87,639  		|	   79,659
						                                                    						|
  Asset proceeds notes of liquidating                           |
    subsidiary (See Note 5)               83,000     112,000    |     	-
  Senior notes payable								            78,000      78,000    |	     -
  Production payment							               16,966      18,463   	|     	-
  Deferred income taxes							             5,000       5,000    |	   3,356
  Postretirement benefits other                                 |
    than pensions								                125,135     125,260    |	 141,950
  Pensions								                        19,008      22,351  		|		   -
  Other liabilities 								              34,510      37,385  		|	  21,886
						                                                    						|
  Liabilities subject to                                        |
    Chapter 11 proceedings	      				    			-	         	-	     	|	 627,938
									                                                     		|
  Contingencies (See Notes 18 and 19)				               								|
									                                                    			|
Shareholders' Equity:						                               						|
  Redeemable preferred stock					        			-         		-     		|	 37,500
  Non-redeemable preferred stock (involuntary 			      									|
    liquidating value, 1993 - $1,102)     		-         		-	     	|    	248
  Common stock			             					       12,000      12,000  		|	 18,103
  Warrants to purchase common stock						 15,613      15,613  		|	    -
  Additional paid-in capital								      65,700      65,700  		|	239,870
  Retained earnings (deficit)								     21,355      		-	     	| (187,896)
  Cumulative translation adjustment							  	267      		-	     	|   	-
  Pension liability adjustment				       				-	        	-	     	|	(21,157)
  Treasury stock, at cost                 			-	        	-	     	|	(36,572)
      Total liabilities and                                     |
        shareholders' equity								   $ 545,513    $ 579,411  	|$ 924,885
										                                                    		|

The accompanying Notes to Unaudited Consolidated Financial Statements are an integral part of the Financial Statements.




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


LONE STAR INDUSTRIES, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)


                            						Successor
                             						Company	   	|		Predecessor Company
                                       								|
					                           	For the Six		 |	For the Three 		For the Nine
                            					Months Ended		|	 Months Ended 		Months Ended
                        				  		September 30, 	| 	  March 31,  		September 30,
                              						1994     		|     	1994	         	1993

                                       								|
				                                       				|
Cash Flows from Operating Activities:						  		|
					                                       			|
Income (loss) before cumulative                |
  effect of change in						                  		|
  accounting principles and                    |
  extraordinary item			       			 $21,355    		|	  ($150,638)  	  ($30,382)
Adjustments to arrive at net                   |
  cash provided (used)		                 						|
  by operating activities:				             				|
    Depreciation and depletion					11,443      |	      6,688        19,763
    Deferred income taxes						    11,504    		|        	155 		      1,299
    Provision for crosstie                     |
      litigation settlement					     	-      		|	     (6,500)         		-
    Loss on sale of joint                      |
      venture interest				          		-      		|        	-		        24,835
    Changes in operating assets                |
       and liabilities:				                				|
      Accounts and notes                       |
        receivable                (14,331)   		|	      22,157      (11,850)
      Inventories and other                    |
        current assets					      	  6,702    		|	     (17,189)      (1,722)
      Accounts payable and                     |
        accrued liabilities		     				(66)		   |	      (1,808)      (2,867)
    Unremitted earnings of                     |
      joint ventures						         (1,679)   		|         	619 		    (2,084)
    Adjustments to fair value   						-	      	|	     133,917        		-
    Other reorganization items	  					-	      	|	      13,396        7,741
    Other, net                     (6,538)    	|	      (5,866)       4,368
Net cash provided (used) by                    |
  operating activities		                 						|
  before reorganization items						28,390      |	      (5,069)       9,101
                                       								|
Operating cash flows from reorganization items:|
    Interest received on cash accumulated			 		|
     because of Chapter 11 proceedings		-    		|	       1,998       3,340
    Professional fees and                      |
      administrative expenses					(6,476)      |	      (5,849)     (7,170)
    Professional fees escrow pursuant          |
      to the reorganization plan		 		-	       	|	     (12,431)       	-
Net cash used by reorganization                |
  items		              				       (6,476)    		|	     (16,282)     (3,830)
Net cash provided (used) by                    |
  operating activities						      21,914      	|	     (21,351)      5,271
	                                       							|
Cash Flows from Investing Activities:			  					|
						                                       		|
Capital expenditures			        		(10,312)      |	      (6,695)   (12,539)
Proceeds from sales of assets					21,861      	|         	-       		-
Proceeds from sales of assets                  |
  held for sale				               		-	        	|        2,457      7,251
Collection of notes receivable	 				-        		|          	93      		885
Advances to equity investees			  			-        		|          -		     (5,000)
Other, net                      					289     		|        	(293)		  (1,950)
Proceeds from sales of assets                  |
  due to Chapter 11 proceedings 				-	        	|         	-	      71,162
Net cash provided (used) by                    |
  investing activities						      11,838      	|	      (4,438)    59,809
							                                       	|
Cash Flows from Financing Activities:					  			|
						                                       		|
Cash distribution pursuant                     |
  to the reorganization plan				  		-	        	|	    (200,451)     		-
Transfer to liquidating subsidiary  -	        	|	      (5,010)     		-
Reduction of production payment 	 (1,000)     	|	      (1,000)   (4,000)
Net cash used by financing                     |
  activities	       					         (1,000)    		|	    (206,461)   (4,000)
                                       								|
Net increase (decrease) in                     |
  cash and cash equivalents						 32,752     		|	    (232,250)   61,080
						                                       		|
Cash and cash equivalents,                     |
  beginning of period 						      12,147     		|	     244,397   168,605
Cash and cash equivalents,                     |
  end of period       						    $ 44,899     		|	    $ 12,147  $229,685
								                                       |
The accompanying Notes to Unaudited Consolidated Financial Statements are
an integral part of the	Financial Statements



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